Exhibit 4.4

EXECUTION VERSION

ADVANCED DRAINAGE SYSTEMS, INC.

REGISTRATION RIGHTS AGREEMENT

Dated as of             , 2014

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT is dated as of             , 2014 (this “Agreement”), between Advanced Drainage Systems, Inc., a Delaware corporation (“ADS”), those Persons set forth on Schedule I hereto, and any Person who becomes a party hereto pursuant to the terms of this Agreement.

RECITAL

WHEREAS, the parties hereto wish to set forth certain rights and obligations with respect to the registration of the shares of ADS Common Stock under the Securities Act.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

Definitions

In addition to the terms defined in the preamble set forth above or elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

“ADS Common Stock” means the outstanding common stock, par value $.01 per share, of ADS.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including any direct or indirect general partner, managing member, officer or director of such Person or any investment fund now or hereafter existing that is directly or indirectly controlled by one or more direct or indirect general partners or managing members of, or directly or indirectly shares that same management company with, such Person.

“American Securities Group” means those Persons identified on Exhibit A attached hereto and the transferees from them of the rights granted hereunder in accordance with Section 2.12 hereof.

“AS Group Representative” means American Securities LLC, a New York limited liability company, or any successor chosen pursuant to Section 3.1(a) hereof.

“Capital Securities” means, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person.

“Certificate of Incorporation” means the certificate of incorporation of ADS, as amended from time to time.

“Chlapaty Group” means those Persons identified on Exhibit B attached hereto, and the transferees from them of the rights granted hereunder in accordance with Section 2.12 hereof.

“Chlapaty Group Representative” means Joseph A. Chlapaty, an individual, or any successor chosen pursuant to Section 3.1(b) hereof.

“Chlapaty Trustee” means the trustee(s) of the Joseph A. Chlapaty Trust dated July 9, 1987, as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“IPO” means an initial underwritten public offering of the ADS Common Stock pursuant to an effective Registration Statement filed under the Securities Act, other than pursuant to a Registration Statement on Form S-4, Form S-8 or any similar or successor form.

“Major Stockholder” means (a) the American Securities Group so long as the members of such group together hold at least ten percent (10%) of the aggregate outstanding ADS Common Stock held by Stockholders and (b) the Chlapaty Group so long as the members of such group together hold at least ten percent (10%) of the aggregate outstanding ADS Common Stock held by Stockholders.

“Material Adverse Change” or “Material Adverse Effect” means an event or condition having a materially adverse effect on the business, assets, condition (financial or otherwise) or results of operations of ADS or the financial, banking or securities markets generally.

“Person” means any individual, estate, trust, corporation, partnership, limited liability company, foundation, joint venture, unincorporated organization, association or other entity, and any government, governmental department or agency or political subdivision thereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement or “free writing prospectus” (as defined in Rule 405 of the Securities Act) with respect to the terms of the offering of any ADS Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement.

“Registrable Securities” means any outstanding shares of ADS Common Stock held by Major Stockholders. As to any particular shares of ADS Common Stock, such shares of ADS Common Stock shall cease to be Registrable Securities when (a) a Registration Statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective Registration Statement, (b) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Exchange Act are met, (c) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, (d) such securities shall have ceased to be outstanding; or (e) the holder thereof is not or no longer qualifies as a Major Stockholder.

“Registration Statement” means any registration statement of ADS which covers any of the ADS Common Stock pursuant to the provisions of this Agreement, including any Prospectus related thereto, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such registration statement.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Stockholder” or “Stockholders” means all holders of ADS Common Stock.

ARTICLE II

Registration Rights

Section 2.1 Demand Registration. If ADS shall receive from any Major Stockholder or Major Stockholders a written request or requests that ADS effect a registration on Form S-3 with respect to all or part of the Registrable Securities owned by such Major Stockholder or Major Stockholders (or if Form S-3 is not permitted for such registration, then pursuant to a Form S-1 or any successor or similar registration statement (“Form S-1”)), including by means of a shelf registration pursuant to rule 415 under the Securities Act, and ADS is then eligible to register the ADS Common Stock on Form S-3 or Form S-1, as applicable, then ADS shall:

a) Promptly (and in any event within 5 business days after receipt of such request) give written notice of the proposed registration, and any related qualification or compliance, to all other Major Stockholders; and

b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Major Stockholder’s or Major Stockholders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Major Stockholder or Major Stockholders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from ADS; provided, however, that no such registration pursuant to this Section 2.1 shall be required: (1) to become effective prior to one hundred eighty (180) days following the effective date of an ADS-initiated registration statement which covers any ADS Common Stock

(other than a registration statement filed solely to qualify an ADS employee benefit plan or business combination pursuant to Rule 145); provided that ADS is actively employing reasonable efforts in good faith to cause such registration statement to become effective; (2) unless the Major Stockholders propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before deduction of any underwriters’ discounts or commissions) of at least $10,000,000 with respect to a Registration Statement on Form S-3 or at least $50,000,000 with respect to a Registration Statement on Form S-1; and (3) if, within the twelve (12) month period preceding the date of such request, ADS has already effected two registrations for the Major Stockholders pursuant to this Section 2.1.

c) Subject to the foregoing, ADS shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable (and in any event within 45 days) after receipt of the request or requests of the Major Stockholders.

d) Notwithstanding the provisions of Section 2.1 (a)-(c) above, if any registration requested pursuant to this Section 2.1 is proposed to be effected on Form S-3 and is in connection with an underwritten offering, and if the managing underwriter shall advise ADS in writing that, in its opinion, it is of material importance to the success of such proposed offering to file a Registration Statement on Form S-1 or to include in such Registration Statement information not requested to be included pursuant to Form S-3, then ADS will file a Registration Statement on Form S-1 or supplement Form S-3 as reasonably requested by such managing underwriter.

e) Notwithstanding the provisions of Section 2.1(a)-(d) above, if ADS furnishes to the Major Stockholders requesting a registration pursuant to this Section 2 a certificate signed by ADS’ chief executive officer stating that in the good faith judgment of ADS’s Board of Directors (after consultation with legal counsel) it would be materially detrimental to ADS and its Stockholders for such Registration Statement to be filed, become effective or continue to be used, including a shelf registration pursuant to Rule 415 under the Securities Act, because such action would (i) materially interfere with ADS’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving ADS; (ii) require premature disclosure of material, non-public information that ADS has a bona fide business purpose for preserving as confidential (which disclosure would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading and would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement); or (iii) render ADS unable to comply with requirements under the Securities Act or Exchange Act, then ADS may, upon giving prompt written notice of such action to the Major Stockholders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided that if ADS exercises its rights under this Section 2.1(e), the applicable time period during which the Registration Statement is to remain effective shall be extended by a period of time equal to the duration of the period during which such Registration Statement is suspended hereunder; provided, further that ADS shall not be permitted to do so (a) more than once during any consecutive twelve (12) month period, or (b) for a period exceeding forty-five (45) days on any one occasion. In the event ADS exercises its rights under the preceding sentence, such Major Stockholders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities for the period during which suspension by ADS is permitted hereby. ADS shall promptly notify such Major Stockholders of the expiration of any period during which it exercised its rights under this Section 2.1. ADS agrees that, in the event it exercises its right sunder this Section 2.1, it shall, within 30 days following such Major Stockholders’ receipt of the notice of suspension, update the suspended statement as may be necessary to permit the Major Stockholders to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

Section 2.2 ADS Registration.

a) If at any time ADS, directly or indirectly through an Affiliate, determines to register any ADS Common Stock under the Securities Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of any ADS Common Stock held by a member of the American Securities Group or the Chlapaty Group, ADS shall, at each such time, promptly give each party hereto written notice of such determination setting forth the date on which ADS proposes to file such registration statement. Upon the written request of any party hereto received by ADS within thirty (30) days from the date of such notice by ADS, ADS shall use its best efforts to cause to be registered under the Securities Act all of the ADS Common Stock that each such party has requested be registered. ADS shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not a member of the American Securities Group or the Chlapaty Group has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by ADS in accordance with Section 2.6.

b) The provisions of Section 2.2 (a) shall not apply to any registration (i) on Form S-4 or Form S-8 or any successor forms thereto or (ii) in which the only stock being registered is ADS Common Stock issuable upon conversion of debt securities that are also being registered.

Section 2.3 Underwriting Requirements.

a) If, pursuant to Section 2.1, the initiating Major Stockholders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise ADS as a part of their request made pursuant to Section 2.1. The underwriter(s) will be selected by ADS and shall be reasonably acceptable to the initiating Major Stockholders. In such event, the right of any Major Stockholder to include such Major Stockholder’s Registrable Securities in such registration shall be conditioned upon such Major Stockholder’s participation in such underwriting and the inclusion of such Major Stockholder’s Registrable Securities in the underwriting to the extent provided herein. All Major Stockholders proposing to distribute their securities through such underwriting shall (together with ADS) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) ADS in writing that marketing factors require a limitation on the number of shares to be underwritten, then ADS shall so advise all Major Stockholders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable

Securities that may be included in the underwriting shall be allocated among such Major Stockholders of Registrable Securities, including the initiating Major Stockholders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Major Stockholder or in such other proportion as shall mutually be agreed to by all such selling Major Stockholders. To facilitate the allocation of shares in accordance with the above provisions, ADS or the underwriters may round the number of shares allocated to any Major Stockholder to the nearest 100 shares.

b) In connection with any offering involving an underwriting of shares of ADS’s Capital Securities pursuant to Section 2.2, ADS shall not be required to include any of the Major Stockholders’ Registrable Securities in such underwriting unless the Major Stockholders accept the terms of the underwriting as agreed upon between ADS and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by ADS. If the total number of securities, including Registrable Securities, requested by Major Stockholders to be included in such offering exceeds the number of securities to be sold (other than by ADS) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then ADS shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and ADS in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Major Stockholders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Major Stockholder or in such other proportions as shall mutually be agreed to by all such selling Major Stockholders. To facilitate the allocation of shares in accordance with the above provisions, ADS or the underwriters may round the number of shares allocated to any Major Stockholder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by ADS) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering.

c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provision in Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Major Stockholders have requested to be included in such registration statement are actually included.

Section 2.4 Obligations of ADS. Whenever required under this Section 2 to use its best efforts to effect the registration of any ADS Common Stock (including Registrable Securities), as applicable, ADS shall:

a) Prepare and file with the SEC a Registration Statement with respect to such ADS Common Stock and use its best efforts to cause such Registration Statement to become and remain effective for a period of not less than 120 days or until the distribution contemplated in the Registration Statement has been completed (if sooner) (or in the case of a shelf registration pursuant to rule 415 under the Securities Act, for a period ending on the earlier of the date on which all Registrable Securities have been sold pursuant to such shelf registration

(but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) or have otherwise ceased to be Registrable Securities); provided, however, that ADS shall in no event be obligated to cause any such registration to remain effective for more than nine (9) months and provided further that in the case of any registration of Registrable Securities on Form S-3 that is intended to be offered on a continuous or delayed basis, such nine (9) month period shall be extended for up to ninety (90) days, if necessary, to keep the Registration Statement effective until all such ADS Common Stock has been sold, provided that Rule 415 under the Securities Act, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis;

b) As expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

c) As expeditiously as reasonably possible, furnish to the Major Stockholders such numbers of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of ADS Common Stock owned by them;

d) As expeditiously as reasonably possible, use its best efforts to register and qualify the securities covered by such Registration Statement under such securities or Blue Sky laws of such jurisdictions as the selling Major Stockholders shall reasonably request for the distribution of the securities covered the Registration Statement; provided that ADS shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction; and provided, further, that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by the Major Stockholders who are selling stockholders pro rata, to the extent required by such jurisdiction;

e) In the event of any underwritten public offering, use best efforts to enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and, in connection therewith, ADS shall cooperate with the underwriter and shall attend such meetings and travel to such places to aid in the marketing of such underwritten public offering as the underwriters may reasonably request;

f) Notify each holder of Registrable Securities covered by such Registration Statement at any time when the Company is notified or becomes aware that a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

g) Use best efforts to cause all such Registrable Securities registered pursuant hereto be listed on each securities exchange on which similar securities issued by ADS are then listed;

h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement; and

i) In the event of an underwritten public offering, use best efforts to obtain, at the request of any holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration effected pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing ADS for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities, and (ii) a letter, dated such date, from the independent certified public accountants of ADS, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holders requesting registration of the Registrable Securities (unless such independent certified public accountants shall be prohibited from so addressing such letters to the holders requesting registration by applicable standards of the accounting profession).

Section 2.5 Obligations of the Major Stockholders. It shall be a condition precedent to the obligations of ADS to take any action pursuant to this Agreement that the selling Major Stockholders shall furnish to ADS such information regarding themselves, the ADS Common Stock held by them, and the intended method of disposition of such securities as ADS shall reasonably request and as shall be required in connection with the action to be taken by ADS; provided, however, that under no circumstances will any Major Stockholder be obligated to make representations or provide indemnities except with respect to information reasonably required with respect to itself, the securities proposed to be sold by it and the intended method of disposition of such securities by such holder, or such other representations as required by law.

Section 2.6 Expenses of Registration. All expenses incurred in connection with a registration pursuant to this Section 2 (excluding stock transfer taxes and underwriters’ discounts and commissions, which shall be borne by the holders of the applicable Registrable Securities), including without limitation all registration, filing and qualification fees, printers’ and accounting fees (including the cost of “cold comfort” letters, if required), fees and disbursements of counsel for ADS, in addition to reasonable fees and disbursements, not to exceed $100,000, of one (1) special counsel for the requesting Major Stockholders (which counsel shall be selected by such requesting Major Stockholders) shall be borne by ADS; provided, however, that ADS shall not be required to pay for any expenses of any proposed registration begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the requesting Major Stockholders. In such instance, the requesting Major Stockholders shall be severally liable for such expenses unless such Major Stockholders agree to forfeit the collective right of such Major Stockholders to any demand registration or demand registrations then available pursuant to Section 2.1. Notwithstanding the foregoing, the requesting Major Stockholders may withdraw a request made within forty-five (45) days following the end of a fiscal year if a Material Adverse Change has occurred and the requesting Major Stockholders had no knowledge of or information related to a Material Adverse Change at the time of the registration request, in which event the Major Stockholders shall not be required to pay any of the expenses and shall not forfeit their right to demand registrations pursuant to Section 2.1.

Section 2.7 No Delay of Registration. No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

Section 2.8 Indemnification. In the event any shares of ADS Common Stock (including Registrable Securities) are included in a Registration Statement under Section 2, the provisions of this Section 2.8 shall apply.

a) To the extent permitted by law, ADS will indemnify and hold harmless each Major Stockholder requesting or joining in a registration, any underwriter (as defined in the Securities Act) for it, and each Person, if any, who controls such Major Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any preliminary or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and will reimburse each such Major Stockholder, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of ADS (which consent shall not be unreasonably withheld) nor shall ADS be liable to any Major Stockholder, underwriter or controlling Person of either for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such Registration Statement, preliminary or final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished for use in connection with such registration by such Major Stockholder, underwriter or controlling Person.

b) To the extent permitted by law, each Major Stockholder requesting or joining in a registration will indemnify and hold harmless ADS, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls ADS within the meaning of the Securities Act, and each agent and any underwriter for ADS (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which ADS or any such director, officer, controlling person, agent or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement of any material fact contained in such Registration Statement, including any preliminary or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Major Stockholder expressly for use in connection with such registration; and such Major Stockholder will reimburse any legal or other expenses reasonably incurred by ADS or any such director, officer, controlling Person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement described in this Section 2.8(b) shall not apply to amounts paid in settlements effected without the consent of such Major Stockholder (which consent shall not be unreasonably withheld).

c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. In the further event that an indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to one or more of the indemnifying parties, then such indemnified party shall have the right to act on its own behalf through counsel of its own selection and the indemnifying party shall pay such counsel fees. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial in any material respect to its ability to defend such action, shall relieve such indemnifying party of its liability to the indemnified party under this Section 2.8 to the extent, but only to the extent, that the indemnified party was prejudiced by the delay, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Major Stockholder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Major Stockholder pursuant to such registration statement, and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Major Stockholder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Major Stockholder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Major Stockholder (net of any selling expenses paid by such Major Stockholder), except in the case of willful misconduct or fraud by such Major Stockholder.

e) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of ADS and the Major Stockholders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

Section 2.9 Termination of Registration Rights. No Major Stockholder shall be entitled to exercise any right provided for in this Section 2 after the date on which such Major Stockholder no longer holds any Registrable Securities.

Section 2.10 Reports Under Exchange Act. With a view to making available to the Major Stockholders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Major Stockholder to sell securities of ADS to the public without registration or pursuant to a registration on Form S-3, ADS shall:

a) Make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by ADS for the IPO;

b) Use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of ADS under the Securities Act and the Exchange Act (at any time after ADS has become subject to such reporting requirements); and

c) Furnish to any Major Stockholder, so long as the Major Stockholder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by ADS that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by ADS for the IPO), the Securities Act, and the Exchange Act (at any time after ADS has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after ADS so qualifies) and (ii) such other information as may be reasonably requested in availing any Major Stockholder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after ADS has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after ADS so qualifies to use such form).

Section 2.11 Limitations in Connection with Future Grants or Registration Rights. Except as set forth in Section 2.12, from and after the date of this Agreement, ADS shall not, without the prior written consent of both Major Stockholders, enter into any agreement with any holder or prospective holder of any securities of ADS that would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Major Stockholders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include.

Section 2.12 Assignment of Registration Rights. The rights granted under this Agreement may be assigned (but only with all related obligations) by: (i) a Stockholder (a) to his spouse, his descendants, any religious, charitable or educational organization, a trust of which such Stockholder, or any of these other Persons or entities, or any combination thereof, are primary beneficiaries (such Stockholder, any such other person or entity, and each settlor of the trust, each a “Permitted Beneficiary”), (b) to any Permitted Beneficiary of such Stockholder that is a trust (determined, for this purpose, as if any settlor of the trust was the Stockholder), or (c) to any other Stockholder who is defined herein as being a member of either the American Securities Group or Chlapaty Group, if such transferring Stockholder is also a member of that same group; (ii) a Major Stockholder to its employees or employees of the Major Stockholder’s Affiliates; (iii) a Major Stockholder to its Affiliates; or (iv) a Stockholder who is a member of the American Securities Group to the limited partners, co-investors, officers or consultants of a member of the American Securities Group; conditioned, in each of subsections (i)-(iv), upon the execution and delivery of a joinder agreement, in a form and substance reasonably acceptable to ADS.

ARTICLE III

Miscellaneous

Section 3.1 Action of Major Stockholders.

a) Each member of the American Securities Group hereby irrevocably appoints the AS Group Representative as its true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, in its name, place and stead, in all capacities regarding any matter under this Agreement or otherwise relating to this Agreement, including (i) granting any consent or approval or exercising any right on behalf of the American Securities Group, and each member thereof, (ii) accepting notices on behalf of the American Securities Group, and each member thereof and (iii) executing and delivering, on behalf of the American Securities Group, and each member thereof, any and all notices, documents or certificates to be executed by the American Securities Group, and each member thereof, in connection with the transactions contemplated by the Agreement. As the representative of the American Securities Group, the AS Group Representative shall act as the agent for the American Securities Group, and each member thereof, and shall have authority to bind each such member, and the parties to this Agreement may rely on such appointment and authority until the receipt of notice of the appointment of a successor upon five (5) business days’ prior written notice by each member of the American Securities Group to ADS and the Chlapaty Group. Each member of the American Securities Group agrees that any decision, act, consent or instruction of the AS Group Representative (acting in its capacity as the AS Group Representative and pursuant to the authority expressly granted to it under this Agreement) shall constitute a decision of the American Securities Group and, except to the extent the terms of any such decision, act, consent or instruction otherwise expressly provide, shall be final, binding and conclusive upon each member of the American Securities Group, and the parties to this Agreement may rely upon any such decision, act, consent or instruction of the AS Group Representative as being the decision, act, consent or instruction of the American Securities Group. Each of the parties hereto shall be entitled to conclusively rely on actions taken by the AS Group Representative for purposes of actions to be taken by or on behalf of the American Securities Group, and each member of the American Securities Group, pursuant to this Agreement. For the avoidance of doubt, valid action of the American Securities Group under this Agreement shall only require the consent of the AS Group Representative.

b) Each member of the Chlapaty Group hereby irrevocably appoints the Chlapaty Group Representative as its true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, in its name, place and stead, in all capacities regarding any matter under this Agreement or otherwise relating to this Agreement, including (i) granting any consent or approval or exercising any right on behalf of the Chlapaty Group, and each member thereof, (ii) accepting notices on behalf of the Chlapaty Group, and each member thereof and (iii) executing and delivering, on behalf of the Chlapaty Group, and each member thereof, any and all notices, documents or certificates to be executed by the Chlapaty Group, and each member thereof, in connection with the transactions contemplated by the Agreement. As the representative of the Chlapaty Group, the Chlapaty Group Representative shall act as the agent for the Chlapaty Group, and each member thereof, and shall have authority to bind each such member, and the parties to this Agreement may rely on such appointment and authority until the receipt of notice of the appointment of a successor upon five (5) business days’ prior written notice by each member of the Chlapaty Group to ADS and the American Securities Group. Each member of the Chlapaty Group agrees that any decision, act, consent or instruction of the Chlapaty Group Representative (acting in its capacity as the Chlapaty Group Representative and pursuant to the authority expressly granted to it under this Agreement) shall constitute a decision of the Chlapaty Group and, except to the extent the terms of any such decision, act, consent or instruction otherwise expressly provide, shall be final, binding and conclusive upon each member of the Chlapaty Group, and the parties to this Agreement may rely upon any such decision, act, consent or instruction of the Chlapaty Group Representative as being the decision, act, consent or instruction of the Chlapaty Group. Each of the parties hereto shall be entitled to conclusively rely on actions taken by the Chlapaty Group Representative for purposes of actions to be taken by or on behalf of the Chlapaty Group, and each member of the Chlapaty Group, pursuant to this Agreement. For the avoidance of doubt, valid action of the Chlapaty Group under this Agreement shall only require the consent of the Chlapaty Group Representative.

Section 3.2 After-Acquired Shares. For the avoidance of doubt, the parties hereto acknowledge and agree that the provisions of this Agreement shall apply to all shares of ADS Common Stock or, as applicable, other ADS Capital Securities, held by a Stockholder who is a party to this Agreement, whether held as of the date hereof or acquired on any date thereafter.

Section 3.3 Remedies. The parties to this Agreement acknowledge and agree that breach of any of the covenants of ADS or the Stockholders who are party to this Agreement set forth in this Agreement are not compensable by payment of money damages and, therefore, that such covenants set forth in this Agreement may be enforced in equity by a decree requiring specific performance. Without limiting the foregoing, if any dispute arises concerning the transfer of any ADS Capital Securities subject to this Agreement, the parties to this Agreement agree that an injunction may be issued restraining the sale or other transfer of such Capital Securities or rescinding any such sale or other transfer, pending resolution of such controversy. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement.

Section 3.4 Entire Agreement; Amendment. This Agreement, together with the Schedules and Exhibits hereto, sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof, including Section 5 of that certain Amended and Restated Stockholders’ Agreement, dated as of September 27, 2010, by and among ADS and the Persons set forth on Schedule I thereto. This Agreement shall not be modified or amended except by written agreement of ADS and each of (a) the American Securities Group (as long as the American Securities Group is a Major Stockholder) and (b) the Chlapaty Trustee (as long as the Chlapaty Group is a Major Stockholder). Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit or amplify the provisions hereof.

Section 3.5 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

Section 3.6 Notices. Any notice or other instrument or thing required or permitted to be given, served or delivered to any of the parties hereto shall be in writing and shall be deemed to have been given, served or delivered when personally delivered to, or seventy two (72) hours after being deposited in the United States mails, registered and with proper postage prepaid, addressed to ADS at 4640 Trueman Boulevard, Hilliard, Ohio 43026, Attention: Joseph A. Chlapaty, Chairman and CEO, and to a Stockholder at its address on Schedule I or at such other address as such Stockholder may designate by ten (10) days advance written notice to ADS.

Section 3.7 Assignment. This Agreement is not assignable in whole or in part except (a) in accordance with the terms of this Agreement, (b) in the event of the death of any of the individual Stockholders, his rights and obligations hereunder shall be transferred to his respective estate or personal representative so long as such estate or personal representative holds shares of ADS Common Stock or (c) the rights and obligations hereunder of any trustee who is a Stockholder shall be transferred to the successor trustee of such trustee.

Section 3.8 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware.

Section 3.9 No Third Party Beneficiaries. Except as set forth in Section 2.8, nothing contained in this Agreement is intended to be for the benefit of or enforceable by any Person, other than the parties hereto, and their respective heirs, personal representatives, successors and assigns.

Section 3.10 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

Section 3.11 Construction. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “any” shall mean “any and all” unless otherwise clearly indicated by context. Where any party’s consent is required hereunder, except as otherwise specified herein, such party’s consent may be granted or withheld in such party’s sole discretion. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any laws herein shall be construed as referring to such laws as from time to time enacted, repealed or amended, (c) any reference herein to any person shall be construed to include the person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Sections or Exhibits, unless otherwise specifically provided, shall be construed to refer to Sections and Exhibits of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.

ADVANCED DRAINAGE SYSTEMS, INC.

By:
Joseph A. Chlapaty,
Chairman and Chief Executive Officer

JOSEPH A. CHLAPATY TRUST

By:
Joseph A. Chlapaty, Trustee

By:	Fifth Third Bank, Trustee

By:
(Name) (Title)

Joseph A. Chlapaty

KEVIN CHLAPATY IRREVOCABLE TRUST ONE

By:
Kevin Chlapaty, Trustee

Kevin Chlapaty

KEITH CHLAPATY IRREVOCABLE TRUST ONE

By:
Keith Chlapaty, Trustee

Keith Chlapaty

ASP ADS INVESTCO, LLC

By:	ASP MANAGER CORP., its Manager

By:
Name:
Title:

EXHIBIT A

Initial Members of the American Securities Group:

ASP ADS Investco, LLC, a Delaware limited liability company

A-1

EXHIBIT B

Initial Members of the Chlapaty Group:

Joseph A. Chlapaty

Trustee(s) of Joseph A. Chlapaty Trust dated July 9, 1987, as amended from time to time

Trustee(s) of Kevin Chlapaty Irrevocable Trust One dated September 20, 1994

Trustee(s) of Keith Chlapaty Irrevocable Trust One dated September 20, 1994

Kevin Chlapaty

Keith Chlapaty

B-1

SCHEDULE I

Name	Address
Joseph A. Chlapaty and Fifth Third Bank, as Trustees of the Joseph A. Chlapaty Trust dated July 9, 1987, as amended from time to time	Use address on file with Advanced Drainage Systems, Inc.

Joseph A. Chlapaty	Use address on file with Advanced Drainage Systems, Inc.

Kevin Chlapaty, Trustee of the Kevin Chlapaty Irrevocable Trust One dated September 20, 1994	Use address on file with Advanced Drainage Systems, Inc.

Keith Chlapaty, Trustee of the Keith Chlapaty Irrevocable Trust One dated September 20, 1994	Use address on file with Advanced Drainage Systems, Inc.

Kevin Chlapaty	Use address on file with Advanced Drainage Systems, Inc.

Keith Chlapaty	Use address on file with Advanced Drainage Systems, Inc.

American Securities LLC, as AS Group Representative, on behalf of each member of the American Securities Group	American Securities LLC 299 Park Avenue, 34th Floor New York, NY 10171 Attn: David Horing, Managing Director Eric Schondorf, General Counsel Fax: 212.697.5524	With a copy to: Kaye Scholer LLP 425 Park Avenue New York, NY 10122 Attn: Emanuel Cherney, Esq. Fax: 212.836.8689 echerney@kayescholer.com

Schedule I-1